IN THE UNITED STATES DISTRICT COURT
FOR THE NORTHERN DISTRICT OF ILLINOIS
EASTERN DIVISION

ENESCO GROUP, INC. ) )

Plaintiff,	)
)Civil Action No._____
vs.	)
)Judge ___________________________
JIM SHORE DESIGNS, INC., SUNSHINE )

PRODUCTIONS, INC., KEVIN KNOWLES, ) Magistrate

AND DEPARTMENT 56, INC.	)
)JURY TRIAL DEMANDED
Defendants.	)

COMPLAINT

Plaintiff, Enesco Group, Inc., by its attorneys, alleges as follows:

THE PARTIES

1. Plaintiff, Enesco Group, Inc. (“Enesco”), is an Illinois corporation, with its principal place of business in Itasca, Illinois.

2. Defendant, Jim Shore Designs, Inc. (“Jim Shore”), is a South Carolina corporation, with its principal place of business in Heath Springs, South Carolina.

3. Defendant, Sunshine Productions, Inc. (“Sunshine”), is an unincorporated business, with its principal place of business in Berlin, Maryland.

4. Defendant, Kevin Knowles (“Knowles”), is an individual residing at 23 King Richard Road, Berlin, Maryland 21811.

5. Defendant, Department 56 (“D56”) is a Delaware corporation with a branch showroom in Chicago, Illinois.

BACKGROUND

6. Enesco is a world leader in the giftware and home and garden decor industries. Serving more than 40,000 customers globally, Enesco distributes products to a wide variety of specialty card and gift retailers, home decor boutiques, mass-market chains and direct mail retailers. Internationally, Enesco serves markets operating in Europe, Canada, Australia, Mexico, Asia and the Pacific Rim.

7. Enesco product lines include some of the world’s most recognizable brands. Enesco’s top brands include Jim Shore, Walt Disney Company, Walt Disney Classics Collection, Pooh & Friends, Nickelodeon, Bratz, Heartwood Creek, Halcyon Days, Lilliput Lane and Border Fine Arts.

8. When Enesco first met Jim Shore, he was an artist selling figurines at local craft and art shows. One of Enesco’s representatives saw Jim Shore’s figurines and decided that, with Enesco’s expertise in product development, marketing, manufacturing and distribution, Mr. Shore’s figurines could be cultivated into a product line with wide appeal in the specialty gift market.

9. Jim Shore entered into a license agreement with Enesco and, together, Enesco and Mr. Shore developed a line of garden products, Christmas and other seasonal figurines.

10. Sales of the products started out slowly, but through Enesco’s dedication to Jim Shore products and commitment to expand the Jim Shore line, sales grew to over $30 million last year alone.

11. Enesco has provided Jim Shore with annual, dedicated support, including a line-specific marketing staff, specialty catalogs and funding for personal appearance tours for Jim Shore to promote the line. Enesco has placed the product line into specialty gift shops and national retailers, such as The May Company’s stores, Kohl’s, and Costco, and even negotiated airtime for Jim Shore on QVC. Additionally, Enesco has provided co-branding opportunities to Jim Shore via its contacts with Walt Disney Company and QVC.

12. In 2005 alone, Enesco spent over $700,000 to promote the Jim Shore line, an enormous investment in the specialty gift industry.

13. Enesco paid Jim Shore royalties in an amount exceeding $2 million last year alone.

14. Enesco has dropped its top collectible line, Precious Moments, with an intent to, among other things, focus more resources and attention on the Jim Shore line. Enesco, in fact, recently has dedicated increased resources to the Jim Shore line and, among other things, has worked to convince retailers to dedicate more square footage to the Jim Shore line.

THE CURRENT LICENSE AGREEMENT

15. The subject and current license agreement (“Agreement”) between Jim Shore and Enesco, which became effective by its terms on January 1, 2005, was signed in October, 2004 and filed with the SEC on a Form 8-K in October, 2004. A copy of the Agreement is attached hereto as Exhibit A. The Agreement states: “The rights and licenses granted in Paragraph 1(a) and (b) herein shall be sole and exclusive (other than for certain non-core product categories as set forth in Schedule III) to ENESCO for all of the PRODUCTS. Exhibit A at pg. 4.

16. Enesco has the right and authority to enforce infringements of the trademarks and copyrights for all the Jim Shore products covered under the Agreement. Exhibit A at pg. 7.

17. The Agreement also obligates Jim Shore “not to license or grant rights to others to make, have made, advertise, import, distribute and/or sell products that: are competitive with the PRODUCTS; incorporate or display derivative works based on the WORKS; and/or incorporate or display copies of works such that the products have the same “look and feel” as and/or are confusingly similar with the PRODUCTS.” Exhibit A at para. 8(c), pgs. 8-9.

18. Furthermore, the Agreement provides that “[t]he PRODUCTS subject to this Agreement are all product categories and formats, other than bolt fabric. Enesco may, at its option and subject to a right of first refusal, permit LICENSOR to license certain formats to third parties on a non-exclusive basis.” Exibit A at pg. 11.

RECENT CONDUCT

19. Enesco has recently learned that D56, a competitor, has been advertising at trade shows that it is an “exclusive licensee” of Jim Shore and has represented that, in the future, it will be offering figurines by Jim Shore (on an exclusive basis). D56 further has disseminated marketing materials that represent that it has an exclusive Jim Shore line of jewelry, scarves and ties.

20. On information and belief, Jim Shore personally met Knowles through Knowles’ wife, Tammy Knowles. Tammy Knowles is an employee of Enesco.

21. Tammy Knowles also is listed as the President of Sunshine by Dun & Bradstreet.

22. Upon information and belief, Tammy Knowles assisted her husband in furtherance of a deal with D56 by providing her husband with Enesco’s confidential company information, including drawings of Jim Shore products not yet released to the public, and by actively participating in the formation and function of Sunshine.

23. Knowing of Enesco’s Agreement, Knowles approached Enesco with the idea of creating a line of ties, scarves and pins for Enesco to sell under the Jim Shore name. While Enesco did not reject the concept of selling ties, scarves and pins under the Jim Shore name in connection with its Agreement, it rejected the particular items for various business reasons, including, inter alia, the poor quality of the items. Enesco explained its reasoning for refusing the items to Knowles, and invited Knowles to develop products more in keeping with the quality of the brand. Knowles never asked Enesco for consent to develop any products under the Jim Shore name for sale to any entity or individual other than Enesco.

24. Enesco has learned that Knowles, and his company Sunshine, knowing that Enesco’s consent had been denied, sought a license from Jim Shore for the sale of products by Sunshine under the Jim Shore name for sale to an entity other than Enesco. D56 claims it has received permission from Sunshine and/or Jim Shore to sell certain products under the Jim Shore name.

25. On information and belief, Jim Shore recently has offered licenses to others in violation of the Agreement.

JURISDICATION AND VENUE

26. Pursuant to the Agreement, Jim Shore Designs, Inc. has consented to jurisdiction and venue in Illinois. Exhibit A at para. 17.

27. This Court has subject matter jurisdiction pursuant to 28 U.S.C. §§ 1331, 1332 and 1367(a). Venue is proper under 28 U.S.C. § 1391(a).

COUNT I – BREACH OF CONTRACT

28. Enesco hereby incorporates by reference paragraphs 1-27 as if fully set forth herein.

29. Jim Shore has breached, and continues to breach, the Agreement by, inter alia, licensing third parties in contravention of the Agreement.

COUNT II- TORTIOUS INTERFERENCE WITH A CONTRACT

30. Enesco hereby incorporates by reference paragraphs 1-29 as if fully set forth herein.

31. Sunshine has tortiously interfered with the Agreement.

32. Sunshine’s actions have damaged Enesco and will continue to irreparably damage Enesco if not enjoined.

COUNT III – CIVIL CONSPIRACY

33. Enesco hereby incorporates by reference paragraphs 1-32 as if fully set forth herein.

34. Tammy Knowles owes a duty of loyalty to Enesco as an employee of Enesco.

35. Among other things, Knowles and Sunshine induced Tammy Knowles to obtain, access and provide him with Enesco confidential information, which she did. These are overt acts in furtherance of a conspiracy to induce Jim Shore to breach its contract with Enesco. These acts constitute unlawful acts, in breach of, inter alia, Tammy Knowles’ duty of loyalty to Enesco, and in furtherance of the conspiracy.

COUNT IV – INDUCEMENT TO BREACH DUTY OF LOYALTY

36. Enesco hereby incorporates by reference paragraphs 1-35 as if fully set forth herein.

37. At Kevin Knowles’ and Sunshine’s prompting, Tammy Knowles has breached her duty of loyalty.

COUNT IV – UNFAIR COMPETITION

38. Enesco hereby incorporates by reference paragraphs 1-37 as if fully set forth herein.

39. D56’s use of the terms “exlcusive licensee” is literally false and constitutes unfair competition in violation of 15 U.S.C. § 1125(a).

40. Even under the terms of the license and permission D56 claims it received from Sunshine and/or Jim Shore, D56’s use of the terms “jewelry,” exclusive, and figurines is literally false and constitutes unfair competition in violation of 15 U.S.C. § 1125(a).

41. D56’s false claims have caused damage to Enesco and will continue to cause irreparable injury to Enesco if not enjoined.

COUNT V — VIOLATION OF ILLINOIS UNIFORM DECEPTIVE
TRADE PRACTICES ACT AND ILLINOIS CONSUMER FRAUD AND DECEPTIVE BUSINESS PRACTICES ACT

42. Enesco realleges and incorporates paragraph 1-41 above.

43. D56’s aforesaid acts constitutes a deceptive trade practice in violation of the Illinois Uniform Deceptive Trade Practices Act, IL. Ann. Stat. Ch. 815, para. 510/1 et seq. and the Illinois Consumer Fraud and Deceptive Business Practices Act, IL. Ann. Stat. Ch. 815, para. 505/12 et seq. and the common law of the State of Illinois.

WHEREFORE, Enesco seeks the following relief:

a. An Order requiring that Jim Shore specifically perform under the Agreement and preliminarily and permanently enjoining Jim Shore from granting licenses to others or otherwise acting in contravention of the Agreement;

b. An Order preliminarily and permanently enjoining Knowles and Sunshine from interfering with the Agreement;

c. An Order preliminarily and permanently enjoining D56 from engaging in conduct that constitutes unfair competition;

d. All monetary damages suffered by Enesco;

e. Enesco’s reasonable attorneys fees and costs; and

f. Any other equitable relief the Court deems appropriate and just.

Respectfully submitted,

ENESCO GROUP, INC.

By:	/s/ John S. Letchinger

One of its attorneys

John S. Letchinger, Esq.
Sandra Scavo Pedersen
Wildman, Harrold, Allen & Dixon
225 West Wacker Drive
Suite 3000
Chicago, IL 60606
(312) 201-2000
Attorney No. 10535